PROXY

VENTURE LENDING & LEASING IV, INC.

This proxy is solicited on behalf of the Board of Directors of Venture Lending & Leasing IV, Inc. for the special meeting of shareholders to be held on August 16, 2004.

The undersigned hereby appoints Douglas D. Reed, Ronald W. Swenson, and Brian R. Best, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of Venture Lending & Leasing IV, Inc. (the “Fund”) that the undersigned is entitled to vote at the special meeting of shareholders to be held at the offices of Westech Investment Advisors, Inc. (“Westech”), 2010 North First Street, Suite 310, San Jose, California 95131, on Monday, August 16, 2004, at 9:00 a.m., and at any adjournment, postponement, or continuation thereof.  The proxies have the authority to vote as directed below with the same effect as though the undersigned were present in person and voting.  The proxies are further authorized in their discretion to vote upon such other business as may properly come before the special meeting and any adjournment, postponement, or continuation thereof.  The undersigned revokes all proxies previously given to vote at the special meeting.

The Board of Directors recommends a vote FOR the adoption of the proposal.

SEE REVERSE SIDE

[x] Please mark votes as in this example

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT.  IF YOU GIVE NO DIRECTION, WE WILL VOTE YOUR SHARES OF COMMON STOCK FOR THE PROPOSAL.  WE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL

1.

Approval of the amendment and restatement of the Articles of Incorporation of the Fund.

[  ] FOR     [  ] AGAINST     [  ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting and at any adjournment, postponement, or continuation thereof.

Please sign and date this Proxy and return it to Westech, 2010 North First Street, Suite 310, San Jose, California, 95131 (fax:  408-436-8625).  If shares are held jointly, each shareholder named should sign.  If only one signs, his or her signature will be binding.  If the shareholder is a corporation, the president or vice-president should sign in his or her own name, indicating title.  If the shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a “partner.”  If the shareholder is a trust, an authorized officer of the trustee should sign, indicating title.

Please sign exactly as the shares are registered.

Date:

Signature:

Date:

Signature: